Exhibit 99.1

China Green Agriculture, Inc. Announces Approval for Listing on NYSE

XI'AN, China, Dec. 3/PRNewswire-Asia-FirstCall/ -- China Green Agriculture, Inc. (NYSE Amex: CGA; "China Green Agriculture" or "the Company"), a leading producer and distributor of humic acid ("HA") based compound fertilizer through its wholly owned subsidiary, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., announced today that it has received authorization to list its common stock on the NYSE and anticipates that its shares of common stock will begin trading on the NYSE on December 7, 2009, under its existing symbol "CGA".

The Company has notified the NYSE Amex that it intended to voluntarily delist its common shares from the NYSE Amex. Until the time the Company begins trading its shares of common stock on the NYSE, the Company's shares will remain trading on the NYSE Amex under the existing symbol "CGA".

"The listing of China Green Agriculture’s shares on the NYSE represents another step in our mission of maximizing shareholder value," stated Mr. Tao Li, Chairman and CEO of China Green Agriculture. "We are proud to join the NYSE and welcome the recognition that comes along with being listed on the world's premier stock exchange."

“We are very happy to reach this milestone and are excited to move into this new chapter in the Company's history." commented Ms. Ying Yang, the Company's Chief Financial Officer.

About China Green Agriculture, Inc.

China Green Agriculture, Inc. produces and distributes humic acid ("HA") based compound fertilizer through its wholly owned subsidiary, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., ("Jinong"). Jinong produces and sells over 130 different kinds of fertilizer products per year. All of Jinong's fertilizer products are certified by the PRC government as green food production materials, as stated by the China Green Food Research Center. Jinong's liquid based fertilizers are highly concentrated liquids which require an application of approximately 120 ml per mu per application. Its average end user has approximately four mu of land (one mu = .165 acres). Jinong also has the capacity to produce highly concentrated powdered fertilizers. China Green Agriculture currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 21 provinces, 4 autonomous regions and 3 municipal cities in the PRC. The leading five provinces which collectively accounted for 36.0% of the Company's fertilizer revenue for the three months ended September 30, 2009 are Shandong (10.5%), Shaanxi (8.3%), Heilongjiang (6.4%), Henan (5.6%) and Anhui (5.2%). For more information, visit http://www.cgagri.com ..

Safe Harbor Statement

This press release contains forward-looking statements concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

    For more information, please contact:

    In the US:
    China Green Agriculture, Inc.
      Ms. Ying Yang, Chief Financial Officer
      Tel:   +1-626-623-2575
      Email: yangying@cgagri.com

    OR

    HC International, Inc.
      Ted Haberfield, Executive VP
      Tel:   +1-760-755-2716
      Email: thaberfield@hcinternational.net

    In China:

    China Green Agriculture, Inc.
      Mr. Jonnie Wang, Secretary of Board, Investor Relations Officer
      Tel:   +86-29-8826-6368
      Email: wangxilong@cgagri.com